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                                                                    Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of TVX, Inc. on Form S-1 of our report dated January 31, 1997, on our audit of the financial statements of Active Imaging plc. We also consent to the reference to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND

Coopers & Lybrand
Reading, England

January 31, 1997